UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2022

10X Capital Venture Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40722	98-1594494
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 World Trade Center, 85th Floor New York, New York	10007
(Address of principal executive offices)	(Zip Code)

(212) 257-0069

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-third of one redeemable warrant	VCXAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	VCXA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	VCXAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

To the extent required, the information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement

As previously disclosed, on March 31, 2022, 10X Capital Venture Acquisition Corp. II, a Cayman Islands exempted company (“10X II”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among 10X II, 10X Magic First Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of 10X II (“First Merger Sub”), 10X Magic Second Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of 10X II (“Second Merger Sub” and together with First Merger Sub, the “Merger Subs” and each individually, a “Merger Sub”) and Prime Blockchain Inc., a Delaware corporation (“PrimeBlock”).

On August 12, 2022, 10X II, First Merger Sub, Second Merger Sub and PrimeBlock entered into a Mutual Termination of Merger Agreement (the “Termination Agreement”), pursuant to which the parties agreed to mutually terminate the Merger Agreement, effective as of August 12, 2022. Following its termination, the Merger Agreement is void, and there is no liability thereunder on the part of any party thereto except as set forth in the Termination Agreement.

In conjunction with the termination of the Merger Agreement, the Support Agreements (as defined in the Merger Agreement) have also been terminated in accordance with their respective terms.

In addition, pursuant to its terms, that certain stock purchase agreement, dated March 31, 2022 by and between 10X II and CF Principal Investments, LLC, a Delaware limited liability company, was automatically terminated upon the termination of the Merger Agreement.

The Termination Agreement contains mutual releases by all parties thereto, for all claims known and unknown, relating and arising out of, or relating to, among other things, the Merger Agreement, or the transactions contemplated by the Merger Agreement, subject to certain exceptions with respect to claims for indemnification or contribution by 10X II and PrimeBlock.

10X II intends to pursue a business combination with another target.

The foregoing descriptions of the Merger Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission by 10X II on April 6, 2022, and the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Mutual Termination of Merger Agreement, dated as of August 12, 2022, by and among 10X Capital Acquisition Corp. II, 10X First Merger Sub, Inc., 10X Second Merger Sub, LLC and Prime Blockchain Inc.

104*	Cover Page Interactive Data File (embedded within the XBRL document).

*	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

10X CAPITAL VENTURE ACQUISITION CORP. II

Date: August 12, 2022	By:	/s/ Hans Thomas
Name: Hans Thomas
Title: Chairman and Chief Executive Officer